UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):       July 22, 2004

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                  002-26821            61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits
          99.1 Letter from Phoebe A. Wood, Executive Vice President and Chief Financial Officer, to Brown-Forman Corporation Shareholders, dated July 22, 2004
          99.2   Press Release, dated July 22, 2004


Item 9.  Regulation FD Disclosure

On July 22, 2004 Brown-Forman Corporation posted on its corporate website a letter from Phoebe A. Wood, Senior Vice President and Chief Financial Officer, to Brown-Forman Corporation Shareholders, dated July 22, 2004, containing information about the index reweighting announced in March 2004 by Standard & Poor's. A copy of this letter is attached hereto as Exhibit 99.1.

Items 9 and 12.  Regulation FD Disclosure and Results of Operations
                 and Financial Condition

Brown-Forman Corporation issued a press release on July 22, 2004, summarizing remarks made by the Chairman and Chief Executive Officer at the Company's 2004 Annual Meeting of Stockholders held July 22, 2004, including information regarding the results of operations for the 2004 fiscal year, and certain earnings guidance relating to the Company's 2005 fiscal year. A copy of this press release is attached hereto as Exhibit 99.2.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   July 22, 2004                     By:  /s/ Michael B. Crutcher
                                                Michael B. Crutcher
                                                Vice Chairman, General Counsel
                                                and Corporate Secretary



Exhibit Index

99.1 Letter from Phoebe A. Wood, Executive Vice President and Chief Financial Officer, to Brown-Forman Corporation Shareholders, dated July 22, 2004

99.2  Press Release, dated July 22, 2004, issued by Brown-Forman Corporation

                                                                 Exhibit 99.1


July 22, 2004

To Our Shareholders:

I have received a number of inquiries about the change in the Standard & Poor's (S&P) indices and how it might affect Brown-Forman shareholders. I thought it might be helpful to summarize for you background information I have received from the S&P about this planned change.

Background

S&P creates indices of publicly traded companies (most notably the S&P 500) to track how the market is doing. The Dow Jones Industrial Average (DJIA), another commonly quoted index, does this for 30 companies. The S&P 500 Index includes Brown-Forman, but the DJIA does not. From time to time, S&P or the DJIA changes which companies it includes in its index and how much weight (i.e. what percentage of the index) a company represents.

These indices are important because many mutual funds attempt to mimic the S&P 500 companies' stock performance, and purchase shares of all of the companies in the S&P 500 in the same ratio as the S&P calculates its index. As Brown-Forman is in the S&P 500, these S&P 500 index mutual funds buy and hold our shares. As of last month, market professionals estimate that 11% of the shares of our company are held by S&P related index funds.


Change Ahead

On March 1, 2004, S&P publicly announced that it plans to change how it calculates its indices. This change appears to be major compared to the numerous small changes S&P makes from time to time. S&P plans to alter the calculation of the percentage of each company represented in its indices from total market capitalization (i.e., total number of shares outstanding multiplied by the share price) to a free float adjusted market capitalization (publicly traded shares multiplied by the share price). The S&P change will exclude closely held shares from the free float calculation.

Because Brown-Forman has a relatively high concentration of family ownership, our free float is relatively low when compared to the broader market. Therefore, it is anticipated that as a result of the S&P's change to its weighting calculation the index funds that attempt to mimic the performance of the S&P indices will have to sell a sizable number of Brown-Forman shares (they only hold B shares).

At this time, we do not know the exact number of our shares the funds will eventually sell or when they will begin making the sales. S&P has said it will announce details of its new calculation methodology in September 2004 and has scheduled the transition to take place in two steps in March 2005 and September 2005.

S&P estimates that there will be over $100 billion in total trades to rebalance the index. The actual turnover in our shares will be in part a function of the final methodology S&P adopts. Other companies that likely will be affected by this change include UPS, Wal-Mart, Goldman Sachs, Coca-Cola Enterprises, and Metlife, Inc.

Institutional investors, mutual fund managers, and stock analysts are very aware of the situation, and likely will make trades based on this re-balancing change. As a result, it is logical to predict some disruption to our stock price. However, a change in stock ownership has no effect on the long term value of the company.

We will continue to monitor the situation closely and work to develop strategies to limit potential market disruption.

Sincerely yours,

Phoebe A. Wood

                                                                 Exhibit 99.2


BROWN-FORMAN REITERATES FISCAL 2005 EARNINGS GUIDANCE
Chairman Owsley Brown II Addresses Annual Shareholders' Meeting

     Louisville, KY, July 22, 2004 -- Brown-Forman Corporation Chairman and Chief Executive Officer Owsley Brown II reaffirmed today the company's previously stated guidance regarding fiscal 2005 earnings. Addressing shareholders at Brown-Forman's annual meeting, Brown stated, "We believe that we will have another year of solid growth in fiscal 2005. While we are experiencing a very strong start to the fiscal year, our current earnings forecast for fiscal 2005 remains unchanged at $2.32-$2.42 per share, which represents 10-15% growth over last year. But given the strength of our leadership team, the quality of the strategies we're pursuing, the favorable environment for our leading spirits brands, and the first quarter's encouraging prospects, we will be striving to attain the upper end of this range."

In discussing preliminary results for the first quarter, which ends July 31, and prospects for the entire year, Brown told shareholders the company's leading spirits brands -- Jack Daniel's, Southern Comfort, and Finlandia -- have significant momentum and excellent opportunities around the world. He said the environment for premium spirits in the U.S. continues to be very promising, and although the outlook in some international markets is more mixed, many of Brown-Forman's most important markets, including the U.K., Australia, South Africa, and China, are doing very well.

Brown informed shareholders that while the company is expecting some improvement in operating results for both Hartmann and Lenox, the tough economic environments in which these segments operate suggest a cautious outlook for the full year. Additionally, Brown said although the company is guarded about prospects for its wine business, "We can't fail to note the results of the May introduction of our new low carbohydrate One.6 Chardonnay and One.9 Merlot wine, as the benefits of pipeline distribution are coming through in our first quarter results.

"Putting this information together, along with noting the absence of the one-time cost of our settlement with Diageo that we recorded in last year's first quarter, we expect our first quarter this year to be very strong," Brown told shareholders.

At the annual meeting, Brown-Forman shareholders celebrated a record fiscal 2004 for the company, as earnings per share increased 16% to $2.11, the largest percentage gain in nine years; dividends per share were increased by more than 13%; the company paid down $150 million in debt; beverage sales grew to two billion dollars, an increase of 11%, and the company generated more than $1 billion in beverage gross profit, both records for the company. This success enabled the company to increase in global advertising investment by 15% in fiscal 2004.

"The single most important factor in our earnings last year was the exceptional growth of Jack Daniel's," Brown stated. "The brand passed seven million cases in depletions, which we grew at 6%, a nice increase from the 4% growth we achieved in fiscal 2003 and the 2% growth of the previous year."

In formal action, Brown-Forman's shareholders re-elected all 12 members of the company's Board of Directors: Ina Brown Bond; Barry D. Bramley; George Garvin Brown III; Owsley Brown II; Donald G. Calder; Owsley Brown Frazier; Richard P. Mayer; Stephen E. O'Neil; Matthew R. Simmons; William M. Street; Dace Brown Stubbs; and Paul C. Varga. Stockholders also approved the Brown-Forman 2004 Omnibus Compensation Plan.

Brown-Forman Corporation is a diversified producer and marketer of fine quality consumer products, including Jack Daniel's, Canadian Mist, Southern Comfort, Finlandia Vodka, Fetzer and Bolla wines, Korbel California Champagnes, Lenox, Dansk, and Gorham tableware and giftware, and Hartmann Luggage.

IMPORTANT INFORMATION ON FORWARD-LOOKING STATEMENTS

This news release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "expect," "believe," "intend," "estimate," "will," "anticipate," and "project," and similar expressions identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

We believe that the expectations and assumptions with respect to our forward-looking statements are reasonable. But by their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that in some cases are out of our control. These factors could cause our actual results to differ materially from Brown-Forman"s historical experience or our present expectations or projections. Here is a non-exclusive list of such risks and uncertainties:

 - changes in general economic conditions, particularly in the United States where we earn the majority of our profits;

 - a strengthening U.S. dollar against foreign currencies, especially the British Pound;

 - reduced bar, restaurant, hotel and travel business in wake of other terrorist attacks, such as occurred on 9/11;

 - developments in the class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;

 - a dramatic change in consumer preferences, social trends or cultural trends that results in the reduced consumption of our premium spirits brands;

 - tax increases, whether at the federal or state level;

 - increases in the price of grain and grapes;

 - continued depressed retail prices and margins in our wine business because of our excess wine inventories, existing grape contract obligations, and a world-wide oversupply of grapes; and

 - the effects on our Consumer Durables business of the general economy, department store business, response rates in our direct marketing business, and profitability of mall outlet operations.